As filed with the Securities and Exchange Commission on February 25, 2000
                                                    Registration No. 333- ______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE HARTCOURT COMPANIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    UTAH                                         87-0400541
--------------------------------------------------------------------------------
(State or other jurisdiction of incorporation                 (I.R.S. Employer
              or organization)                               Identification No.)

                              1196 E. Willow Street
                          Long Beach, California 90806
                                 (562) 426-9796
--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Dr. Alan V. Phan
                              1196 E. Willow Street
                          Long Beach, California 90806
                                 (562) 426-9796
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, for agent for service)

                                 With a copy to
                            Sanford T. Sherman, Esq.
                           Jeffers, Shaff & Falk, LLP
                       18881 Von Karman Avenue, Suite 1400
                            Irvine, California 92612
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED               PROPOSED
     TITLE OF EACH                                     MAXIMUM                MAXIMUM
  CLASS OF SECURITIES        AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
   TO BE REGISTERED           REGISTERED             PER UNIT(1)          OFFERING PRICE        REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     common stock            8,406,040(2)              $12.03             $101,124,661.20          $26,696.91
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

         Total               8,406,040(3)                                 $101,124,661.20          $26,696.91
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) and (g) under the Securities Act of 1933, based upon the average of the bid and asked price of our common stock as reported on the OTC Bulletin Board on February 24, 2000.
(2) Includes (i) 400,000 shares issuable upon exercise of a common stock purchase warrant and (ii) a presently indeterminable number of shares of common stock, estimated to be not more than 5,000,000 shares, to be offered and sold by a selling shareholder named herein pursuant to the exercise of our put right to sell shares of our common stock.
(3) The Registration Statement also covers any additional shares of common stock which may become issuable by virtue of the antidilution provisions of the warrant. No additional registration fee is included for these shares.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated February 25, 2000)                      PROSPECTUS


                          THE HARTCOURT COMPANIES, INC.

         Certain of our shareholders named on page 1 of this prospectus are offering and selling up to an estimated 8,406,040 shares of our common stock, which includes up to (i) 400,000 shares of our common stock which are reserved for issuance upon exercise of a warrant and (ii) 5,000,000 shares of our common stock issuable upon exercise of a put right.

         We will not receive any of the proceeds from the sale of our common stock by selling shareholders. However, 400,000 of the shares offered by the selling shareholders are issuable upon the exercise of an outstanding stock purchase warrant at an exercise price equal to the market price of our common stock for the five day period prior to their exercise and a put right pursuant to which we can sell to the selling shareholder an aggregate of $35,000,000 of our common stock at a purchase price equal to the lesser of (i) the lowest closing bid price of our common stock during the 20 day period immediately preceding the sale minus $.10 or (ii) 91% of the market price for our common stock as determined in (i). If the warrant and put right were exercised in full, we would receive gross proceeds of up to $39,812,000.

         The selling shareholders may offer and sell some, all or none of the common stock under this prospectus. The selling shareholders may determine the prices at which they will sell such common stock, which may be at market prices prevailing at the time of such sale or some other price. In connection with such sales, the selling shareholders may use brokers or dealers which may receive compensation or commissions for such sales. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

         Our common stock is quoted on the over-the-counter bulletin board under the symbol HRCT. On February 24, 2000, the average of the bid and asked prices of our common stock was $12.03 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy of the disclosure in this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is _____________, 2000.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by Hartcourt. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the securities offered by this prospectus by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

                             SOME TERMS OF THE SALE

         We have put rights to sell shares of our common stock to a selling shareholder at a price equal to the lesser of (i) the lowest closing bid price of our common stock for the 20 days prior to the date of sale minus $.10 or (ii) 91% of said market price. The number of shares we can sell depends upon the price and trading volume of our common stock. We estimate that we may sell a maximum of 3,196,347 shares of common stock under this arrangement.

         As a result, the actual number of shares that we may issue to the selling shareholders and which the selling shareholders may sell under this prospectus will depend upon the market price and trading volume of our common stock at various times. You should look at the discussion under "Selling Shareholders" for more details about these terms.

         In any event, the total number of shares which this prospectus covers will be the maximum number of shares that we may issue to the selling shareholders and which the selling shareholders may sell under this prospectus.

                                Table of Contents
Prospectus Summary...........................................................................
Risk Factors.................................................................................
Use of Proceeds..............................................................................
Selling Security Holders.....................................................................
Plan of Distribution.........................................................................
Description of Securities to be Registered...................................................
Interests of Named Experts and Counsel.......................................................
Incorporation of Certain Information by Reference............................................
Disclosure of Commission Position on Indemnification for Securities Act Liabilities..........

                                   PROSPECTUS

                        8,406,040 Shares of Common Stock

                          THE HARTCOURT COMPANIES, INC.

                          THE HARTCOURT COMPANIES, INC.

         The Hartcourt Companies, Inc. ("Hartcourt") was incorporated in Utah in September 1983 under the name of Stardust, Inc. After undergoing various organizational changes, our new mission is to establish our company as a leading Internet service provider in China. To date, we have not generated significant revenue or positive net income from our business plan.

         Our executive office is located at 1196 E. Willow Street, Long Beach, California 90806, telephone number (562) 426-9796.

         We have informed the selling shareholders that the anti-manipulative rules under the Exchange Act of 1934, as amended (the "Exchange Act"), including Regulation M, may apply to their sales in the market. We have furnished the selling shareholders with a copy of these rules. We have also informed the selling shareholders that they must deliver a copy of this prospectus with any sale of their shares.


                                  RISK FACTORS

         An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.

WE HAVE BEEN ENGAGED IN THE INTERNET BUSINESS FOR A VERY SHORT PERIOD OF TIME, AND THEREFORE CANNOT PREDICT OUR SUCCESS OR FUTURE PERFORMANCE WITH ANY REASONABLE DEGREE OF CERTAINTY.

         Although we were incorporated over ten years ago, our existing line of business commenced operations in 1999. As a result, our potential should be considered in light of the risks, expenses, and problems frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving Internet and software markets, and by companies operating in international markets. Such risks include:

         o     our failure to anticipate and adapt to a developing market;
         o     the rejection of our products and services;
         o     development of superior products or services by our competitors;
         o the failure of the market to adopt the Internet as a commercial medium; and
         o the inability to identify, attract, retain, and motivate the qualified personnel we will need to expand our operations.

         There can be no assurance that we will be successful in addressing such risks. It is likely that our expenses will exceed our revenues for the foreseeable future, and it is possible that we will not be able to generate enough revenue to sustain our operations.

         In addition, our business has incurred net losses from inception. As a result, we have a deficit in our retained earnings of $26,388,322 at September 30, 1999. We expect to continue to incur net losses as we continue to expend substantial resources on sales, marketing and administration and the development of our products and services. In addition, we currently intend to increase our capital expenditures and operating expenses in order to expand our operations. There can be no assurance that we will achieve or sustain profitability or positive cash flow from our operations.

WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN OR OUR GROWTH STRATEGY.

         Our prospects are subject to the risks, expenses and uncertainties frequently encountered by young companies that operate exclusively in the new and rapidly evolving markets for Internet products and services, including the risk that we will not be able to implement our business plan or our growth strategy.

         Successfully implementing the Internet portal portion of our business plan depends on, among other things, our ability to:

         o     develop and extend the Hartcourt (SinoBull.com) brand;
         o     market our Internet properties to Internet users;
         o     develop new Internet properties;
         o develop, maintain and increase the level of traffic on our Internet properties; and
         o effectively integrate new businesses and technologies into our Internet properties.

         The overall success of our business plan and growth strategy depends on, among other things, our ability to:

         o     react to changing business, economic, and political environments;
         o anticipate the needs of our customers and the actions of our competitors; and
         o continue to identify, attract, retain and motivate qualified personnel.

POTENTIAL FLUCTUATIONS IN OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT OUR OPERATING RESULTS, FINANCIAL CONDITION AND THE TRADING PRICE OF OUR COMMON STOCK.

         We cannot predict with any significant degree of certainty our quarterly revenue and operating results, which have fluctuated in the past and will likely fluctuate in the future. As a result, we believe that period-to-period comparisons of our revenues and results of operations are not necessarily meaningful and you should not rely upon them as indicators of future performance. It is likely that in one or more future quarters our results may fall below the expectations of analysts and investors. In such event, the trading price of our common stock would likely decrease.

         Our quarterly operating results may fluctuate significantly in the future due to several factors, many of which are beyond our control. These factors include the rate at which customers subscribe to our services, the prices subscribers pay for such services, subscriber turnover rates and the demand for Internet services. Additional factors that may affect our quarterly operating results generally include the amount and timing of capital expenditures and other costs relating to the expansion of our business, our or our competitors' introduction of new Internet services, price competition or pricing changes in the Internet industry, technical difficulties or network downtime, general economic conditions and economic conditions specific to the Internet and Internet media. Because we rely on revenue forecasts when committing to a significant portion of our future expenditures, we may not be able to adjust our spending in the event of revenue shortfalls. Consequently, such shortfalls could have an immediate material adverse effect on our business and financial condition and operating results. We also plan on increasing our operating expenditures to fund increased sales and marketing efforts, general and administrative activities and to strengthen our infrastructure. To the extent that these expenditures are not accompanied by a commensurate increase in revenues, our business, operating results and financial condition could be materially adversely affected.

OUR NETWORK'S SCALABILITY AND SPEED ARE UNPROVEN AND ITS VIABILITY HAS NOT BEEN TESTED AT FULL CAPACITY.

         Because we only recently initiated our services, we do not know whether we will be able to connect and manage a substantial number of online subscribers at high transmission speeds. If we achieve our expected subscriber levels, we may not be able to maintain our system's superior performance. While peak downstream data transmission speeds approach 10 megabits per second, the actual downstream data transmission speeds over our system could be significantly slower due to several factors, including the type and location of content, Internet traffic, the number of active subscribers at the time and the capability of modems used by such subscribers. As subscriber penetration increases, we may need to augment our equipment in order to maintain adequate downstream data transmission speeds. A subscriber's actual data delivery speed also may be significantly lower than peak data transmission speeds due to the subscriber's hardware, operating system and software configurations. Due to the foregoing factors, as the number of subscribers to our system increases, we cannot guarantee that we will be able to achieve or maintain high-speed data transmission. Our failure to achieve or maintain high-speed data transmission could significantly reduce consumer demand for our services and have a material adverse effect on our business, operating results and financial condition.

MARKET ACCEPTANCE OF OUR SERVICES SUBSTANTIALLY DEPENDS UPON THE CONTINUED GROWTH OF ONLINE COMMERCE AND INTERNET USAGE.

         The markets for online commerce and Internet access services are at an early stage of development and are rapidly evolving. As is typical for new and rapidly evolving industries, demand and market acceptance for recently introduced services are subject to a high level of uncertainty. In the case of our Internet services, this uncertainty is compounded by the risks that consumers will not adopt online commerce and that an appropriate infrastructure necessary to support increased commerce on the Internet will fail to develop. Critical issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use, especially in the business and consumer markets we have targeted. Inconsistent quality of service, the unavailability of cost-effective, high-speed service, and a limited number of local access points for corporate users, have deterred many consumers from purchasing Internet access services. In addition, the inability to integrate business applications on the Internet, and inadequate security to protect confidential information have deterred consumers. The adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communications, generally requires an understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information, or in relationships with other Internet service providers, may be reluctant and slow to adopt a new strategy that may make their existing personnel, infrastructure and relationships with other service providers obsolete. If these markets fail to develop or develop more slowly than expected, or if Internet usage decreases, our business, operating results and financial condition may be materially adversely affected.

A FAILURE OF OUR SYSTEM COULD CAUSE INTERRUPTION OF OUR INTERNET SERVICES.

         Our operations are dependent upon our ability to support our highly complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, telecommunications failures and similar events. The occurrence of any one or more of these events could interrupt our services and materially disrupt our operations. In addition, the failure of any of our service providers to provide the communications capacity we require could interrupt our services and materially disrupt our operations. Any systems damage or failure that disrupts our operations could increase our operating costs and reduce our operating income, and could have a material adverse effect on our business, financial condition and prospects.

WE MUST RESPOND QUICKLY TO TECHNOLOGICAL DEVELOPMENTS, INTRODUCTIONS OF NEW COMPETING PRODUCTS AND SERVICES, AND EVOLVING INDUSTRY STANDARDS TO REMAIN COMPETITIVE.

         The markets for consumer and business Internet access services, online content and data transmission services are characterized by rapid technological developments, frequent introductions of new products and services, and evolving industry standards. In order to remain competitive in these rapidly evolving markets, we must continually improve the performance, features and reliability of our network, Internet content and consumer and business services, particularly in response to competitive offerings. We cannot assure you that we will be able to respond quickly, cost effectively and sufficiently to any such developments. The market opportunity for our Internet services may be limited or short-lived. We cannot guarantee that we will successfully achieve widespread acceptance of our services before competitors offer products and services with performance features similar to our current offerings. Our inability to respond quickly to any such developments could cause us to lose substantial market share and could have a material adverse effect on our business, operating results and financial condition.

WE WILL NEED SUBSTANTIAL CAPITAL INVESTMENTS TO FUND OUR FUTURE OPERATIONS.

         Our business is very capital intensive. Because we intend to continue our expansion efforts into additional markets, we may be required to seek additional capital in the future through equity or debt financings or credit facilities in order to fund such growth. We have no commitments for such additional financing. We cannot guarantee that we will be successful in obtaining such additional financing or that it will be available on satisfactory terms when needed. If we are unable to obtain such additional funding in a timely manner, we may be unable to expand into additional markets and implement our business plan.

WE HAVE HAD NET LOSSES IN RECENT FISCAL PERIODS AND OUR AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         We have had net losses in recent fiscal periods. We expect to incur losses as we expend substantial resources on sales, marketing and administration and the development of our products and services.

         Our auditors, Harlan & Boettger have stated in the opinion on our financial statements for fiscal year 1998 that there is doubt, as of December 31, 1998 as to whether we will be able to pay our liabilities in the normal course of our business and thus continue as a going concern. We believe that we have strengthened our financial position since that time by raising gross proceeds of $3,000,000 in a private placement in January 2000. However, it is possible that in the future our capital expenditures and operating losses will limit our ability to pay our liabilities in the normal course of business and that we may not be able to continue as a going concern.

THE TERMINATION OF ANY OF OUR RELATIONSHIPS WITH THIRD PARTIES UPON WHOM WE RELY FOR ITEMS THAT ARE CRITICAL TO OUR OPERATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

         We depend on arrangements with third parties for a variety of goods and services that are critical to our operations. There can be no assurance that our existing arrangements will result in sustained business partnerships, successful service offerings, significant traffic on our Internet properties or significant revenues. We cannot give you any assurance that these arrangements will continue in the future, nor can there be any assurance that these arrangements will generate significant revenues.

ANY POTENTIAL ACQUISITIONS WE MAKE COULD DISRUPT OUR BUSINESS AND HARM OUR FINANCIAL CONDITION.

         While we have not identified any specific acquisitions, an element of our growth strategy includes the acquisition of companies we believe have synergistic business models. Acquisitions entail a number of risks that could materially and adversely affect our business and operating results, including:

         o problems integrating the acquired operations, technologies or products;
         o diversion of our management's time and attention from our core business;
         o difficulties in retaining business relations with suppliers and customers of the acquired company;
         o risks associated with entering markets in which we lack prior experience; and
         o     potential loss of key employees from the acquired company.

WE MAY FACE POTENTIAL LIABILITY FOR FAILING TO PROTECT SUBSCRIBER INFORMATION AND SYSTEMS FROM UNAUTHORIZED ACCESS, COMPUTER VIRUSES AND OTHER DISRUPTIVE PROBLEMS.

         Our network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service providers and online service providers in the past have experienced, and in the future may experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized access could also potentially jeopardize the security of confidential information stored in our or our subscribers' computer systems. This may result in our becoming liable to our subscribers and also might deter potential subscribers. Prior industry-standard security measures employed by us have been susceptible to circumvention. Accordingly, we cannot guarantee that new industry-standard security measures employed by us will not be circumvented. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our subscribers. Any such interruptions, delays or cessation of service to our subscribers, could have a material adverse effect on our business, operating results and financial condition.

DIRECT AND INDIRECT GOVERNMENT REGULATION CAN ADVERSELY AFFECT OUR BUSINESS.

         Our services are subject to current regulations of the Federal Communications Commission. In addition, changes in the regulatory environment relating to the Internet connectivity market could affect the prices at which we may sell our services. These include regulatory changes that, directly or indirectly, affect telecommunications costs, limit usage of subscriber-related information or increase the likelihood or scope of competition from the regional Bell operating companies or other telecommunications companies. For example, regulations recently adopted by the Federal Communications Commission are intended to subsidize Internet connectivity rates for schools and libraries, which could affect demand for our services. We cannot predict the impact, if any, that future regulation or regulatory changes might have on our business. Any changes in law or regulations directly or indirectly relating to telecommunications and the Internet, whether in the United States or abroad, could materially adversely affect our business, operating results, financial condition, prospects and ability to repay our debts.

WE MAY FACE POTENTIAL LIABILITY FOR DEFAMATORY OR INDECENT CONTENT.

         The law relating to liability of Internet service providers and online service providers for information carried on or disseminated through their networks is currently unsettled. A number of lawsuits have sought to impose liability for defamatory speech and indecent materials. A recent federal statute seeks to impose liability, in some circumstances, for transmission of obscene or indecent materials. In one case, a court has held that an online service provider could be found liable for defamatory matter provided through its service, on the grounds that the service provider exercised active editorial control over postings to its service. Other courts have held that Internet service providers and online service providers may, under certain circumstances, be subject to damages for copying or distributing copyrighted materials. The Telecommunications Act of 1996 prohibits, and imposes criminal penalties and civil liability for using, an interactive computer service for transmitting indecent or obscene communications. Because of the potential liability on Internet service providers or online service providers for materials carried on or disseminated through their systems, we may have to implement costly measures to reduce our exposure to such liability. Consequently, we may be required to expend substantial resources or discontinue certain product or service offerings. In addition, our business, operating results and financial condition could be adversely affected if we become liable for information carried on our network.

WE ARE HIGHLY DEPENDENT ON THE CONTINUED EXPANSION OF THE INTERNET INFRASTRUCTURE AND COMMERCIAL USE OF THE INTERNET.

         The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. The current Internet infrastructure may not be able to support the demands placed on it by this continued growth. Our business, operating results or financial condition will be materially adversely affected if:

         o critical issues concerning the commercial use of the Internet are not favorably resolved;
         o     the necessary infrastructure is not developed; or
         o     the Internet does not become a viable commercial marketplace.

         Several critical issues concerning the commercial use of the Internet remain unresolved, including:

         o     security of information transferred via the Internet;
         o     reliability of the Internet;
         o     cost of using the Internet;
         o     ease of use;
         o     accessibility to the Internet; and
         o     quality of the services provided via the Internet.

         Use of the Internet could also be adversely affected by delays in the development or adoption of new standards and protocols, or an increase in governmental regulation. Such issues may negatively affect the growth of Internet use or the attractiveness of commerce and communications on the Internet and, therefore impede our ability to grow.

WE ARE EXPOSED TO THE RISKS ASSOCIATED WITH PERIODIC FOREIGN ECONOMIC DOWNTURNS AND FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE AND INTEREST RATES.

         We expect that the international markets will represent most of our business and our revenues for the foreseeable future. Revenues from outside of the United States expose us to currency exchange rate fluctuations and to fluctuating foreign interest rates. Past and future economic downturns in the Asia Pacific region and the devaluation of Asian currencies against the U.S. dollar have affected and in the future could affect our operating results. We do not currently, but may in the future, hedge our receivables denominated in foreign currencies. We cannot predict whether exchange rate fluctuations will have a material adverse effect on our operations and financial results in the future.

BECAUSE WE MAY EARN REVENUES AND INCUR COSTS IN CHINESE RENMINBI, WE MAY BE ADVERSELY AFFECTED BY CHANGES IN ITS RELATIVE VALUE.

         We expect to sell our products and services in China and anticipate that we will earn revenues and incur costs in the Chinese Renminbi. As a result, we will be subject to the following risks associated with the Renminbi:

         o     the Renminbi is not a freely convertible currency; and
         o conversion between the Renminbi and foreign currencies is subject to government approval.

         On January 1, 1994, the People's Bank of China implemented a managed floating exchange rate system based on the market supply and demand of the Renminbi and proposed to establish a unified foreign exchange inter-bank market among designated banks. In place of the official rate and the swap center rate, the People's Bank of China publishes a daily exchange rate for Renminbi based on the previous day's dealings in the inter-bank market. It is expected that swap centers will be phased out. However, the unification of exchange rates does not imply full convertibility of Renminbi into U.S. dollars or other foreign currencies. Payment for imported materials and remittance of earnings outside of China are subject to the availability of foreign currency that is dependent on official exchange rates set by the Chinese government. Approval for exchange at the exchange center is granted to enterprises in China for valid reasons such as the purchase of imported goods and the remittance of earnings. While conversion of Renminbi into foreign currencies can generally be effected at the exchange center, we cannot guarantee that it can be effected at all times. In the event of shortages of foreign currency, we may be unable to convert sufficient Renminbi into foreign currency to enable us to comply with foreign currency payment obligations we may have.

WE WILL CONTINUE TO EXPAND OUR BUSINESS INTO INTERNATIONAL MARKETS AND THIS WILL EXPOSE US TO THE RISKS ASSOCIATED WITH DOING BUSINESS IN EMERGING MARKETS, SUCH AS THE RISK OF POLITICAL, CIVIL AND ECONOMIC INSTABILITY.

         A key part of our business plan is to develop Hartcourt (SinoBull.com) properties in international markets. To date, we have only limited experience in developing, marketing and operating our products and services internationally. International markets we have selected may not develop at a rate that supports our level of investment.

         In addition, we will face certain risks in doing business on an international level, including:

         o     unexpected changes in regulatory requirements;
         o     trade barriers;
         o difficulties in staffing and managing foreign operations because of language and cultural differences;
         o     longer payment cycles;
         o     currency exchange rate fluctuations;
         o     problems in collecting accounts receivable;
         o     political and economic instability;
         o     import and export restrictions;
         o     seasonal fluctuations in business activity; and
         o     adverse tax consequences.

         These risks are dynamic and difficult to quantify. Many Asian governments have liberalized their policies on international trade, foreign ownership and development, investment and currency repatriation. While this has increased both international trade and investment in Asia, such policies might change unexpectedly.

OUR OPERATIONS IN CHINA ARE SUBJECT TO CHANGES IN GOVERNMENTAL AND ECONOMIC POLICIES.

         Our operations in China are subject to the rules and restrictions imposed by China's legal and economic system as well as general economic and political conditions in China.

         In the past, China has had a centralized economy with rigid economic controls imposed by the Chinese government. More recently, China has begun to pursue economic reform policies that have improved business conditions in China for foreign companies. We cannot give you any assurance that the Chinese government will continue to pursue such policies, or that such policies will be successful. In addition, China does not have a well-developed body of law governing foreign enterprises, such as the permissible percentage of foreign investment and permissible rates of equity returns. Official Chinese statements regarding these evolving policies have been conflicting and are subject to broad interpretation and modification.

         As a result, our operations may be adversely affected by one or more of the following:

         o new laws or regulations, or different interpretations of existing laws and regulations;
         o     preemption of provincial or local laws by national laws;
         o our ability to timely obtain the necessary administrative approvals;
         o our ability to comply with applicable administrative requirements;
         o     content restrictions on our Internet properties;
         o     confiscatory taxation;
         o     restrictions on imports;
         o     currency devaluations;
         o expropriation or nationalization of our operations, which could result in the total loss of ownership and control of any assets or operations that we develop in China; and
         o adoption of measures intended to reduce inflation, such as price controls.

WE ARE SUBJECT TO REGULATION BY THE CHINESE MINISTRY OF POSTS AND
TELECOMMUNICATIONS AND OTHER GOVERNMENT AGENCIES.

         The Ministry of Posts and Telecommunications regulates the telecommunications industry in China. The Ministry of Posts and Telecommunications directly or indirectly regulates:

         o     entry into the telecommunications industry;
         o     scope of permissible business;
         o     interconnection and transmission line arrangements;
         o     technology and equipment standards; and
         o     other aspects of the Chinese telecommunications industry.

         This regulation may limit our ability to respond to certain development opportunities in China. In addition, changes in existing regulations or policies or adoption of new regulations or policies could have an adverse effect on our operations in China.

         In addition, governmental agencies in China may:

         o     require us to obtain licenses in order to commence our business;
         o     revoke or suspend any licenses we may have;
         o regulate the rates that we will be permitted to charge for telecommunications services; or
         o     impose or change the tariffs or fees on our operations.

         Any of these actions could have an adverse effect on our operations in China.

WE MUST ATTRACT AND RETAIN QUALIFIED EMPLOYEES TO SUCCEED IN OUR BUSINESS PLAN.

         Current economic conditions make it difficult to attract, compensate and retain qualified employees. We expect to hire additional personnel in all segments of our business and in all of the markets in which we conduct business. Our success will depend on getting the right people involved in our continued growth and development. Our business could be materially adversely affected if we are not able to attract new, qualified employees, or retain and motivate our existing employees.

WE DEPEND ON OUR KEY PERSONNEL.

         Certain of our employees are particularly valuable to us because:

         o     they have specialized knowledge about our company and operations;
         o they have specialized skills that are important to our operations;
         o     they are integral to the management of our operations; or
         o     they would be particularly difficult to replace.

         We depend on the continued service of these key personnel. The loss of any of these employees could dramatically affect our productivity until we find and train a replacement.

         We do not maintain key person life insurance for any of our personnel. As a result, we are exposed to the costs associated with the death of one or more of our key employees.

WE LACK DISINTERESTED, INDEPENDENT DIRECTORS.

         Our directors have a direct financial interest in our company. While our management believes that our current directors will be able to exercise their fiduciary duties as directors, there may exist inherent conflicts of interest in the execution of their duties.

IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE OUR COMPANY, AND THIS COULD DEPRESS OUR STOCK PRICE.

         Our articles of incorporation provide that the holders of the original preferred stock have the right to elect three of the five members of our board of directors. This provision could delay, defer or prevent a change in control of our company or our management. This provision could also discourage proxy contests and makes it more difficult for you and our other shareholders to elect directors and take other corporate actions. As a result, this provision could limit the price that investors are willing to pay in the future for shares of our common stock.

THE LIQUIDITY OF OUR COMMON STOCK WOULD BE RESTRICTED IF OUR COMMON STOCK FALLS WITHIN THE DEFINITION OF A PENNY STOCK.

         Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTC Bulletin Board is below $5.00 per share, our common stock will come within the definition of a "penny stock." As a result, it is possible that our common stock may become subject to the "penny stock" rules and regulations.

         Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

         o make a suitability determination prior to selling penny stock to the purchaser;
         o     receive the purchaser's written consent to the transaction; and
         o     provide certain written disclosures to the purchaser.

         These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THE SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK THAT ARE ELIGIBLE FOR FUTURE SALE IN THE PUBLIC MARKET COULD ADVERSELY AFFECT PREVAILING MARKET PRICES OF OUR COMMON STOCK OR LIMIT OUR ABILITY TO RAISE ADDITIONAL CAPITAL.

         Future sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. We currently have 30,003,622 shares of our common stock issued and outstanding.

         No precise prediction can be made of the effect, if any, that market sales of our common stock or the future availability of shares for sale will have on the market price of our common stock from time to time. Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices and limit our ability to raise additional capital.

THE EXERCISE OF OUR PUT RIGHTS MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK AND SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER HOLDERS OF OUR COMMON STOCK.

         AS WE EXERCISE OUR PUT RIGHTS, WE WILL BE REQUIRED TO ISSUE SHARES OF OUR COMMON STOCK TO SELLING SHAREHOLDERS AT A PRICE BELOW THE PREVAILING MARKET PRICE OF OUR COMMON STOCK.

         The shares issuable to the selling shareholder upon exercise of our put rights will be issued at a price equal to the lesser of (i) the lowest closing bid price of our common stock over the 20 consecutive trading days immediately prior to the exercise of our put rights minus $.10 or (ii) 91% of the closing bid price of our common stock over the 20 consecutive trading days ending on the trading day immediately prior to the exercise of our put rights. Accordingly, the shares issuable to the selling shareholders upon exercise of our put rights will be issued at a floating rate that will be below the market price of our common stock.

         THE SALE OF MATERIAL AMOUNTS OF OUR COMMON STOCK COULD REDUCE THE PRICE OF OUR COMMON STOCK AND ENCOURAGE SHORT SALES.

         As we sell shares of our common stock to the selling shareholder pursuant to our put rights and then the selling shareholder sells the common stock, our common stock price may decrease due to the additional shares in the market. As the price of our common stock decreases, we will be required to issue more shares of our common stock upon exercise of our put rights for any given dollar amount invested by the selling shareholder. This may encourage short sales, which could place further downward pressure on the price of our common stock.

         THE EXERCISE OF OUR PUT RIGHTS MAY SUBSTANTIALLY DILUTE THE INTERESTS OF OTHER HOLDERS.

         The shares of our common stock issuable upon exercise of our put rights will be available for sale immediately upon issuance. Accordingly, the exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock and the price of our common stock may decrease which would entitle the selling shareholder to receive a greater number of shares of our common stock upon exercise of our put rights.

OUR STOCK PRICE IS VOLATILE.

         Our common stock's trading price could be subject to wide fluctuations in response to quarterly variations in operating results, or in response to our competitors' announcement of technological innovations or new products, and other events or factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations that have had a substantial effect on the market prices for many computer, Internet and emerging growth companies, which may be unrelated to the operating performance of the specific companies. General market price declines or market volatility in the future could adversely affect the price of our common stock, and thus, the current market price may not be indicative of future market prices.

WE DO NOT INTEND TO PAY CASH DIVIDENDS ON OUR COMMON STOCK IN THE NEAR FUTURE.

         The holders of our common stock are entitled to receive dividends when, and if, declared by our board of directors out of funds legally available for the payment of such dividends. To date, we have not paid any cash dividends. Our board of directors does not intend to declare any cash dividends in the foreseeable future, but instead intends to retain any and all earnings for use in our business operations. Since we may be required to obtain additional financing, it is likely that the terms of such financing will impose restrictions on our ability to declare any dividends.

OUR SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus, in particular the "Risk Factors" sections, discuss future expectations, contain projections of results of operation or financial condition or state other unknown risks, uncertainties, and other factors that could cause our actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example: the success or failure of our management's efforts to implement our business strategy, our ability to raise sufficient capital to meet operating requirements, our ability to compete with major established companies, the effect of changing economic conditions, our ability to attract and retain quality employees, and other risks that may be described in future filings with the Commission. We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the offer and sale of the shares by the selling shareholders. However, 400,000 of the shares offered by the selling shareholders are issuable upon the exercise of an outstanding warrant at an exercise price equal to the lowest closing bid price of our common stock during the five days immediately preceding the date of exercise of the warrant. Also, 5,000,000 of the shares offered are issuable upon exercise of our put right to sell to the selling shareholder a number of shares of our common stock at a price equal to the lesser of (i) the lowest closing bid price of our common stock during the 20 day period immediately preceding the sale minus $.10 or (ii) 91% of said market price. If these warrants and put rights were exercised in full, we would receive up to $64,962,000 in the aggregate.


                              SELLING SHAREHOLDERS

         The common stock covered by this prospectus consists of 3,006,040 shares of our common stock, warrants to purchase 400,000 shares of our common stock and 5,000,000 shares of our common stock issuable upon exercise of our put rights.

         The number of shares that may be actually sold by the selling shareholders will be determined by the selling shareholders. Because the selling shareholders may sell all, some or none of the shares of common stock that they hold, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholders upon determination of the offering.

         The following table sets forth information as of February 24, 2000, regarding the selling shareholders. The actual number of shares of our common stock issuable upon exercise of the warrant and our put rights is subject to adjustment and could be materially less or more than the amount set forth in the table below, depending on factors which we cannot predict at this time, including, among other factors, the future price of our common stock.

         Other than Pego Systems Inc., a wholly-owned subsidiary of Enove Holdings Inc., a company we spun-off in March 1999, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers. The selling shareholders have advised us that they possess sole voting and investment power with respect to the shares being offered.

         The percentages shown in the table are based upon 30,003,627 shares issued as of the date of this prospectus. The numbers shown in the column "Shares Being Offered" include additional shares that may be issuable to the selling shareholders upon exercise by us of our put rights and exercise by the selling shareholders of their warrants.


Name and address of selling                 Number of shares           Percent of class of       Number of
shareholder                                 beneficially               shares beneficially       shares
                                            owned prior to             owned prior to the        offered
                                            the offering               offering                  hereby
-------------------------------------------------------------------------------------------------------------------
Swartz Private Equity, LLC(1)                 5,000,000                16.60%                     5,000,000
1080 Holcomb Bridge Road
200 Roswell Summit, Suite 285
Roswell, GA 30076

UAC Stock Exchange Online Inc.(2)             1,000,000                 3.33%                     1,000,000
B1005 Tsinghua Science Park
Xue Yua
Beijing, China 100101

Financial Telecom Ltd. (3)                    1,606,040                 5.35%                     1,606,040
Room 308 Hang Bong Centre
28 Shanghai St. Kowloon
Hong Kong

Chateau D'orly Ltd.(4)                          300,000                 1.00%                       300,000
9/F Ruttonjee House
11 Duddell St. Central Hong Kong

Pego Systems Inc.(5)                            100,000                  *                          100,000
1196 East Willow St.
Long Beach, CA 90806


* Represents less than 1%.
(1) Represents the estimated maximum number of shares of common stock that we may sell to Swartz Private Equity, LLC pursuant to the Investment Agreement and upon the exercise by Swartz of options issued or issuable in connection with the Investment Agreement. It is expected that Swartz will not own beneficially more than 9.9% of our outstanding common stock at any time. Swartz Private Equity, LLC is beneficially owned and controlled by Eric S. Swartz and Michael C. Kendrick.
(2) UAC Stock Exchange Online, Inc. is beneficially owned and controlled by Zhang Shi.
(3)      Financial Telecom Ltd. is beneficially owned and controlled by
         Stephen Tang.
(4)      Chateau d'Orly is beneficially owned and controlled by
         ______________________.
(5) Pego Systems Inc. is beneficially owned and controlled by Enova Holdings Inc., which we spun-off on March 1, 1999.

AMENDED AND RESTATED INVESTMENT AGREEMENT

         On November 3, 1999, we entered into an Investment Agreement with Swartz Private Equity, LLC ("Swartz") which was subsequently amended on November 19, 1999. The Investment Agreement, as amended, entitles us to issue and sell our common stock to Swartz for up to an aggregate of $35 million from time to time during the three-year period ending on November 3, 2002. Each election by us to sell stock to Swartz is referred to as a put right.

         PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the Securities and Exchange Commission registering the resale of the shares of our common stock that may be issued as a consequence of the exercise of that put right. We must also give at least ten but not more than 20 business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the maximum number of shares of our common stock that we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of our common stock, not to exceed $5,000,000, that we will sell under the put and/or a minimum purchase price per share at which Swartz may purchase shares under the put. The minimum purchase price may not exceed 80% of the closing bid price of our common stock on the date on which we give Swartz advance notice of our exercise of a put right. The number of common shares sold to Swartz may not exceed the lesser of
(i) 15% of the aggregate daily reported trading volume during a period that begins on the business day immediately following the day we exercise the put right and ends on and includes the day that is 20 business days after the date we exercise the put right, or (ii) 9.9% of the total number of shares of our common stock that would be outstanding upon completion of the put.

         For each share of our common stock, Swartz will pay us the lesser of the market price for such share, minus $.10, or 91% of the market price for the share; provided, however, that Swartz may not pay us less than the designated minimum per share price, if any, that we indicate in our notice.

         Market price is defined as the lowest closing bid price for our common stock on its principal market during the pricing period. The pricing period is defined as the 20 business days immediately following the day we exercise the put right.

         WARRANTS. Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of our common stock equal to 8% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price that will initially equal 110% of the market price of our common stock on the date on which we exercised the put right. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter.

         LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Swartz is not required to acquire and pay for any shares of our common stock with respect to any particular put for which, between the date we give advance notice of an intended put and the date the particular put closes: (i) we have announced or implemented a stock split or combination of our common stock; (ii) we have paid a common stock dividend; (iii) we have made a distribution of all or any portion of our assets or evidences of indebtedness to the holders of our common stock; or (iv) we have consummated a major transaction, such as a sale of all or substantially all of our assets or a merger or tender or exchange offer that results in a change in control of our company.

         SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless Swartz has received a put notice under which shares have not yet been issued and the amount of shares involved in the short sale does not exceed the number of shares specified in the put notice.

         CANCELLATION OF PUTS. We must cancel a particular put between the date of the advance put notice and the last day of the pricing period if we discover an undisclosed material fact relevant to Swartz's investment decision, the registration statement registering resales of the common shares becomes ineffective or our shares are delisted from the then primary exchange.

         If a put is canceled, it will continue to be effective, but the pricing period for the put will terminate on the date notice of cancellation of the put is given to Swartz. Because the pricing period will be shortened, the number of shares Swartz will be required to purchase in the canceled put will be smaller than it would have been had the put not been canceled.

         SHAREHOLDER APPROVAL. Under the Investment Agreement, as amended, we may sell Swartz a number of shares that is more than 20% of our shares outstanding on the date of this prospectus. However, if we become listed on The Nasdaq Small Cap Market or Nasdaq National Market, we may be required to obtain shareholder approval to issue some or all of the shares to Swartz. As we are currently a Bulletin Board company, we do not need shareholder approval.

         TERMINATION OF INVESTMENT AGREEMENT. We may terminate our right to initiate further puts or terminate the Investment Agreement at any time by providing Swartz with notice of such intention to terminate; provided, however, any such termination will not affect any other rights or obligations we have concerning the Investment Agreement or any related agreement.

         RESTRICTIVE COVENANTS. During the term of the Investment Agreement and for a period of 90 days after the Investment Agreement is terminated, we are prohibited from engaging in certain transactions. These include the issuance of any of our equity securities, or debt securities convertible into equity securities, for cash in a private transaction without obtaining the prior written approval of Swartz. We are also prohibited from entering into any private equity line type agreements similar to the Investment Agreement without obtaining Swartz's prior written approval.

         RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal, subject to another first refusal obligation for which we are contractually obligated, to participate in any private capital raising transaction of equity securities that closes at any time during the period from the date of the Investment Agreement, November 3, 1999, until 90 days after the Investment Agreement is terminated.

         SWARTZ'S RIGHT OF INDEMNIFICATION. We have agreed to indemnify Swartz,including its stockholders, officers, directors, employees, investors and agents, from all liability and losses resulting from any misrepresentations or breaches we make in connection with the Investment Agreement, our registration rights agreement, other related agreements, or the registration statement.

ADDITIONAL SECURITIES BEING REGISTERED

         On July 8, 1999, we sold 1,000,000 shares of our common stock to UAC Stock Exchange Online Inc. at a price of $.98 per share. On October 4, 1999, we sold 1,606,040 shares of our common stock to Financial Telecom Ltd. at a price of $.934 per share. On December 10, 1999 we sold 100,000 shares of our common stock to Pego Systems, Inc. at a price of $17.80 per share. All of these shares are being registered for resale by this prospectus.

                              PLAN OF DISTRIBUTION

         Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market, including block transactions, negotiated transactions, the settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common stock.

         The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Swartz is, and each remaining selling shareholder and any broker-dealer that assists in the sale of our common stock may be deemed to be, an underwriter within the meaning of Section 2(a)(11)(1) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions. The selling shareholders may agree to indemnify broker-dealers for transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

         Because Swartz is, and the remaining selling shareholders may be deemed to be, "underwriters" within the meaning of Section 2(a)(11)(1) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

         In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling shareholders. After the effective date of the registration statement of which this prospectus is a part, the selling shareholders may also sell shares short and deliver the shares registered hereunder to close out such short positions. The selling shareholders may also enter into option, swap, derivatives or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares covered by this prospectus, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         From time to time the selling shareholders may engage in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, the selling shareholders may pledge their shares pursuant to the margin provisions of their customer agreements with their broker-dealer. Upon delivery of the shares or a default by the selling shareholders, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

         To comply with the securities laws of some states, if applicable, the shares will be sold in those states only through brokers or dealers. In addition, in some states, the shares may not be sold in those states unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is complied with.

         If necessary, the specific shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. We entered into a registration rights agreement in connection with the private placement of our common stock, the warrants which required us to register the underlying shares of our common stock under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the selling shareholders and our company and each party's respective directors, officers and controlling persons against liability in connection with the offer and sale of our common stock, including liabilities under the Securities Act of 1933, and to contribute to payments the parties may be required to make in respect thereof. We have agreed to indemnify and hold harmless the selling shareholders from liability under the Securities Act of 1933.

         Under applicable rules and regulations under Regulation M under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock generally may not simultaneously engage in market making activities with respect to our common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition, and without limiting the foregoing, the selling shareholders will be subject to the applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. The foregoing may affect the marketability of our common stock.

         Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities.


                            DESCRIPTION OF SECURITIES

         We are authorized to issue 110,001,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value, of which 30,003,627 shares are issued and outstanding, 1,000 shares of Preferred Stock, $.01 par value, the "Original Preferred Stock," of which 1,000 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.01 par value, the "Class A Preferred Stock," of which no shares are issued and outstanding.

COMMON STOCK

         Each of our common stockholders is entitled to one vote in person or by proxy for each share of our common stock. Dividends upon our capital stock, subject to the provisions of the articles of incorporation, if any, may be declared by our board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of our articles of incorporation. There are no preemptive rights.

PREFERRED STOCK

         Our board of directors has the power by resolution only and without further action or approval, to cause us to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by our board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

         As sole holder of the 1,000 outstanding shares of Original Preferred Stock, Dr. Phan is entitled to elect three of the five members of our board of directors.

OVER-THE-COUNTER MARKET

         Our common stock is currently listed on the OTC Bulletin Board. We intend to list our common stock on the NASDAQ National Market, and believe that we will be able to satisfy and maintain its current and proposed entry standards.

         If we are unable to satisfy the requirements for listing on the NASDAQ National Market, trading, if any, of our shares, will continue to be conducted in the over-the-counter market on the OTC Bulletin Board. Consequently, our shares may be subject to Rule 15g-9 of the Securities Exchange Act. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers, "accredited investors" or institutional accredited investors. Accredited investors are generally defined to include individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to consummating the sale. Consequently, the rule may affect the ability of the broker-dealers to sell our shares and affect the ability of holders to sell our shares in the secondary market.

TRANSFER AGENT

         The transfer agent for our shares of common stock is Signature Stock Transfer, 14675 Midway Road, Suite 221, Dallas, Texas 75244 and their telephone number is (972)788-4193.


                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of our common stock being offered hereby will be passed upon by Jeffers, Shaff & Falk, LLP, 18881 Von Karman Avenue, Suite 1400, Irvine, California 92612.

                                     EXPERTS

         The consolidated financial statements of Hartcourt appearing in our Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by Harland & Boettger, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the Commission in the future will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offerings described in this prospectus:

                  (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

                  (b) Quarterly Reports on Form 10-QSB, for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and

                  (c) Current Reports on Form 8-K filed with the Commission on October 20, 1999, December 6, 1999, December 8, 1999, February 4, 2000 and February 10, 2000.

         You may request a copy of these filings, at no cost, by writing or calling us as follows:

                           The Hartcourt Companies, Inc.
                           Attention: Investor Relations
                           1196 E. Willow Street
                           Long Beach, California 90806
                           (562) 426-9796

         This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act is permitted as to directors, officers and controlling persons, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy. We will be governed by the final adjudication of such issue.

         Our Certificate of Incorporation and By-Laws provide:

         "No officer or director shall be personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer or director performed on behalf of the corporation. The corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the corporation from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his having heretofore or hereafter been a director or officer of the corporation or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and all other expenses reasonably incurred by him in connection with any such claim or liability, including the power to defend such person from all suits or claims as provided for under the provisions of the Utah Business Corporation Act; provided however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The corporation, its directors, officers, consultants and agents shall be fully protected in taking any action or making any payment, or in refusing to do so in reliance upon the advice of counsel."

                                   PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses, all of which are being paid by us, in connection with this offering.

         SEC Registration Fee                        $ 26,696.91
         Printing and Engraving                      $  2,000.00
         Legal Fees                                  $ 25,000.00
         Accounting Fees and Expenses                $  5,000.00
         Miscellaneous                               $  2,000.00
                                                     -----------
         TOTAL                                       $ 60,696.91
                                                     ===========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation and By-Laws provide:

         "No officer or director shall be personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer or director performed on behalf of the corporation. The corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the corporation from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his having heretofore or hereafter been a director or officer of the corporation or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and all other expenses reasonably incurred by him in connection with any such claim or liability, including the power to defend such person from all suits or claims as provided for under the provisions of the Utah Business Corporation Act; provided however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The corporation, its directors, officers, consultants and agents shall be fully protected in taking any action or making any payment, or in refusing to do so in reliance upon the advice of counsel."


ITEM 16. EXHIBITS

5.1*     Opinion re: legality
10.1     Investment Agreement with Swartz
10.2     Amendment to Investment Agreement
23.1     Consent of Independent Auditors
23.2*    Consent of Jeffers, Shaff & Falk, LLP

* To be filed by amendment.

ITEM 17. UNDERTAKINGS

         (a)      The undersigned company hereby undertakes:

                  (i) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

                  (ii) that, for determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered at that time shall be deemed to be the intial BONA FIDE offering thereof; and

                  (iii) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         (f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the intial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on the Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on February 25, 2000.

                                         The Hartcourt Companies, Inc.


                                         /s/ Alan V. Phan
                                         ------------------------------------
                                         Alan V. Phan
                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Alan V. Phan                                               February 25, 2000
Name: Alan V. Phan
Title: Director, Chief Executive Officer

/s/ Manu Ohri                                                  February 25, 2000
Name: Manu Ohri
Title: Director, Chief Financial Officer

/s/ Fred Cohn                                                  February 25, 2000
Name: Fred Cohn
Title: Director, Secretary

/s/ Kenneth Silva                                              February 25, 2000
Name: Kenneth Silva
Title: Director

/s/ Hans Kloepfer                                              February 25, 2000
Name: Hans Kloepfer
Title: Director